CHASE MANHATTAN MORTGAGE CORPORATION
4915 Independence Parkway
Tampa, Florida 33634

								EXHIBIT I

(logo) CHASE



			  MANAGEMENT ASSERTION



As of and for the year ended December 31, 1995, Chase Manhattan Mortgage Corporation has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same period, Chase Manhattan Mortgage Corporation had in effect fidelity bond and errors and omissions policies in the amount of $200,000.000 and $65,000,000, respectively.



/s/Richard Mirro                             /s/Geoffrey Dreyer
Richard Mirro                                Geoffrey Dreyer
Chairman &                                   Executive Vice President &
Chief Executive Officer                      Chief Operating Officer



/s/James Tireman                             /s/Rosalea Sheets
James Tireman                                Rosalea Sheets
Senior Vice President                        Senior Vice President